Exhibit 16.1

March 7, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ImmuCell Corporation’s statements included under Item 4.01 of its Form 8-K filed on March 7, 2016 and we agree with such statements concerning our firm.

/s/ Baker Newman & Noyes

BAKER NEWMAN & NOYES

LIMITED LIABILITY COMPANY